                                                                                                                           Exhibit 99.1

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy Reports
Third Quarter and Nine Months 2017 Results

Company Declares Quarterly Dividend and Updates Earnings Guidance Reflecting
Impact of Hurricanes Harvey and Irma

Houston, TX, November 2, 2017 – U.S. Physical Therapy, Inc. ("USPH" or the “Company”) (NYSE: USPH), a national operator of outpatient physical therapy clinics, today reported results for the third quarter and nine months ended September 30, 2017.

For the quarters ended September 30, 2017 and September 30, 2016, USPH’s net income attributable to common shareholders prior to interest expense – mandatorily redeemable non-controlling interests – change in redemption value and costs related to restatement of financials, both net of tax (“operating results”), a non-generally accepted accounting principles (“non-GAAP”) measure, was $6.0 million for each quarter. Diluted earnings per share from operating results was $0.48 in both periods. The Company previously disclosed that 81 of its clinics were affected in August and September 2017 by Hurricanes Harvey and Irma. Because of the high winds, loss of electrical power, flooding and road closures attributed to those severe storms, U.S. Physical Therapy’s business was interrupted in large parts of the states of Texas, Florida and Georgia which resulted in the loss of an estimated 8,500 patient visits and a reduction in diluted earnings per share of $0.03. For the nine months ended September 30, 2017, operating results was $20.0 million as compared to $19.0 million in the comparable 2016 period. Diluted earnings per share from operating results was $1.59 in the 2017 nine month period as compared to $1.52 in the 2016 nine month period.

For the quarter ended September 30, 2017, USPH’s net income attributable to its shareholders, in accordance with generally accepted accounting principles (“GAAP”), was $5.2 million, or $0.41 per diluted share, as compared to $4.8 million, or $0.38 per diluted share, for the 2016 period. For the nine months ended September 30, 2017, USPH’s net income attributable to its shareholders, in accordance with GAAP, was $14.9 million, or $1.19 per diluted share, as compared to $15.3 million, or $1.22 per diluted share, for the 2016 period. See schedule on page 11 for a reconciliation of net income attributable to USPH shareholders to operating results.

Third Quarter 2017 Compared to Third Quarter 2016

•	Net revenues increased $14.7 million or 16.6% from $88.3 million in the third quarter of 2016 to $103.0 million in the third quarter of 2017, primarily due to an 11.2% increase in net patient revenues from the physical therapy operations and a full quarter of revenue from the workforce performance solutions business acquired in March 2017.

U.S. Physical Therapy Press Release	Page 2
November 2, 2017

•
Net patient revenues from physical therapy operations increased approximately $9.9 million to $96.3 million in the 2017 period from $86.4 million in the 2016 period due to an increase in total patient visits of 11.2% from 822,468 to 914,601 plus an increase in average net patient revenue per visit to $105.26 from $105.06. Of the $9.9 million increase, $9.4 million related to clinics opened or acquired in the past 12 months. Revenue from management contracts was $1.7 million as compared to $1.3 million for 2016 period. The revenue from the recently acquired workforce performance solutions business was $4.4 million for the third quarter of 2017. Other revenue was $0.6 million in both the 2017 period and the 2016 period.

•
Total operating costs were $81.8 million, or 79.4% of net revenues, in the third quarter of 2017 as compared to $68.7 million, or 77.7% of net revenues, in the 2016 period. The increase was attributable to $8.6 million in operating costs related to new clinics opened or acquired in the past 12 months, $3.7 million related to the addition of the workforce performance solutions business and $0.8 million related to clinics opened or acquired prior to September 1, 2016. Total salaries and related costs, including those from new clinics, were 58.5% of net revenue in the recent quarter 2017 versus 56.4% for the 2016 comparable period. Rent, supplies, contract labor and other costs as a percentage of net revenue were 20.0% for recent quarter versus 20.2% for the 2016 period. The provision for doubtful accounts as a percentage of net revenue was 0.9% for the third quarter of 2017 as compared to 1.0% in the 2016 period.

•
The gross margin for the third quarter of 2017 was $21.2 million, or 20.6% of revenue, as compared to $19.7 million, or 22.3% of revenue, for the 2016 quarter. The gross margin for the Company’s physical therapy clinics was 20.9% in the recent quarter as compared to 22.4% a year earlier. The gross margin on management contracts was 16.8% in the third quarter of 2017 as compared to 15.6% in the comparable period of 2016. The gross margin for the recently acquired workforce performance solutions business was 14.1%.

•
Corporate office costs were $8.3 million in the third quarter of 2017 compared to $7.6 million in the 2016 third quarter. Corporate office costs were 8.1% of net revenues for the 2017 quarter compared to 8.6% for the 2016 period.

•	Operating income for the recent quarter increased 6.9% to $12.9 million as compared to $12.1 million in the third quarter 2016.

•
Interest expense – mandatorily redeemable non-controlling interest – change in redemption value decreased to $1.2 million in the third quarter 2017 from $1.9 million in the 2016 third quarter. The change in redemption value for acquired partnerships is based on the redemption amount (which is derived from a formula based on a specified multiple times the underlying business’ trailing twelve months of earnings before interest, taxes, depreciation, amortization and our internal management fee) at the end of the reporting period compared to the end of the previous period. This change is directly related to an increase or decrease in the profitability and underlying value of the Company’s partnerships as compared to the prior quarter.

•
Interest expense – mandatorily redeemable non-controlling interest – earnings allocable, which represent the portion of earnings allocable to the holders of mandatorily redeemable non-controlling interest, increased to $1.3 million in the 2017 third quarter from $0.9 million in the 2016 period.

•	Interest expense – debt and other was $0.6 million in the third quarter 2017 and $0.3 million in the 2016 period.

•
The provision for income taxes for the 2017 third quarter was $3.1 million and for the 2016 third quarter was $2.8 million. The provision for income taxes as a percentage of income before taxes less net income attributable to non-controlling interest was 37.8% in the 2017 third quarter and 36.4% in the 2016 third quarter. Included in the third quarter of 2017 was an excess tax benefit of $181,000 related to accounting for stock compensation versus $242,000 in the third quarter of 2016.

•
Net income attributable to non-controlling interests (permanent equity) was $1.2 million in the 2017 third quarter as compared to $1.3 million in the 2016 third quarter. Net income attributable to redeemable non-controlling interests (temporary equity) was $0.2 million in the 2017 third quarter.

•
Operating results, a non-GAAP measure, attributable to common shareholders for the three months ended September 30, 2017 rose slightly to $6,004,000 as compared to $5,979,000 for the 2016 period. Diluted earnings per share from operating results were $0.48 for both the 2017 and 2016 periods. For the quarter ended September 30, 2017, USPH’s net income attributable to its shareholders, in accordance with GAAP, was $5.2 million, or $0.41 per diluted share, as compared to $4.8 million, or $0.38 per diluted share, for the 2016 period. See schedule on page 11 for a reconciliation of net income attributable to USPH shareholders to operating results.

•	Same store revenues increased 2.4%. Visits increased 1.2% for de novo and acquired clinics open for one year or more and the same store net rate increased by approximately 1.2%.

First Nine Months 2017 Compared to First Nine Months 2016

•
Net revenues increased 14.7% from $265.7 million in the first nine months of 2016 to $304.8 million in the first nine months of 2017, primarily due to an increase in total patient visits of 10.5% from 2,470,769 to 2,729,855, higher revenues from management contracts due to an increase in the number of facilities managed by the Company and revenues from the workforce performance solutions business acquired in March 2017.

U.S. Physical Therapy Press Release	Page 3
November 2, 2017

•
Net patient revenues from physical therapy operations increased approximately $27.7 million to $287.6 million in the 2017 period from $259.9 million in the 2016 period due to an increase in total patient visits of 10.5% from 2,470,769 to 2,729,855 and an increase in average net patient revenue per visit to $105.35 from $105.19. Of the $27.7 million increase, $22.0 million related to clinics opened or acquired in the past 12 months. For the first nine months of 2017, revenues from management contracts were $5.2 million as compared to $4.3 million for the 2016 first nine months. The revenues from the recently acquired workforce performance solutions business were $10.3 million for the seven months of operations in 2017. Other revenue was $1.8 million for the first nine months of 2017 and $1.5 million in the first nine months of 2016.

•
Total operating costs were $238.4 million, or 78.2% of net revenues, in the first nine months of 2017 as compared to $202.5 million, or 76.2% of net revenues, in the 2016 first nine months. The increase was primarily attributable to $20.8 million in operating costs related to new clinics opened or acquired in the past 12 months, an additional $5.3 million related to a full nine months of activity in 2017 for clinics opened or acquired in the first nine months of 2016 and $8.8 million related to the addition of the workforce performance solutions business and $1.0 related to clinics opened or acquired prior to 2016. Total salaries and related costs, including those from new clinics, were 57.4% of net revenues in the first nine months of 2017 versus 55.1% for the 2016 first nine months. Rent, supplies, contract labor and other costs as a percentage of net revenues were 19.9% for both periods of 2017 and 2016 comparable period. The provision for doubtful accounts as a percentage of net revenues was 0.9% for the first nine months of 2017 as compared to 1.1% in the 2016 first nine months.

•
The gross margin for the first nine months of 2017 was $66.5 million, or 21.8% of revenue, as compared to $63.2 million, or 23.8% of revenue, for the 2016 first nine months. The gross margin for the Company’s physical therapy clinics was 22.2% in the first nine months of 2017 as compared to 23.9% a year earlier. The gross margin on management contracts was 13.1% in the first nine months of 2017 as compared to 19.5% in the comparable period of 2016. The gross margin for the recently acquired workforce performance solutions business was 14.5%.

•
Corporate office costs were $25.7 million in the first nine months of 2017 compared to $24.6 million in the 2016 first nine months. Corporate office costs were 8.4% of net revenues for the 2017 first nine months compared to 9.3% for the 2016 first nine months.

•	Operating income for the 2017 first nine months rose 5.7% to $40.8 million as compared to $38.6 million in the 2016 first nine months.
•
Interest expense – mandatorily redeemable non-controlling interest – change in redemption value increased to $7.8 million in the first nine months of 2017 from $6.1 million in the 2016 first nine months. The change in redemption value for acquired partnerships is based on the redemption amount (which is derived from a formula based on a specified multiple times the underlying business’ trailing twelve months of earnings before interest, taxes, depreciation, amortization and our internal management fee) at the end of the reporting period compared to the end of the previous period. This change is directly related to an increase in the profitability and underlying value of the Company’s partnerships compared to the respective prior year end.

•
Interest expense – mandatorily redeemable non-controlling interest – earnings allocable, which represent the portion of earnings allocable to the holders of mandatorily redeemable non-controlling interest, increased to $4.4 million in the 2017 first nine months from $3.1 million in the 2016 first nine months.

•	Interest expense – debt and other was $1.6 million in the first nine months of 2017 and $1.0 million in the 2016 first nine months.
•
The provision for income taxes for the 2017 first nine months was $8.0 million and for the 2016 first nine months was $8.7 million. The provision for income taxes as a percentage of income before taxes less net income attributable to non-controlling interest was 35.0% in the 2017 first nine months and 36.3% in the 2016 comparable period. Included in the first nine months of 2017 was an excess tax benefit of $1.1 million related to accounting for stock compensation as compared to $0.8 million in the first nine months of 2016.

•
Net income attributable to non-controlling interests (permanent equity) was $4.0 million in the first nine months of 2017 as compared to $3.1 million in the comparable 2016 period. Net income attributable to redeemable non-controlling interests (temporary equity) was $0.2 million in the 2017 third quarter.

•
Operating results, a non-GAAP measure, attributable to common shareholders for the first nine months of 2017 rose 5.1% to $20.0 million as compared to $19.0 million for the 2016 period. Diluted earnings per share from operating results were $1.59 for the 2017 first nine months and $1.52 for the 2016 first nine months. For the first nine months ended September 30, 2017, USPH’s net income attributable to its shareholders, in accordance with GAAP, was $14.9 million, or $1.19 per diluted share, as compared to $15.3 million, or $1.22 per diluted share, for the earlier period. See schedule on page 11 for a reconciliation of net income attributable to USPH shareholders to operating results.

•	Same store revenues for de novo and acquired clinics open for one year or more increased 3.4%. Same store visits increased 2.6% and the net rate increased slightly.

U.S. Physical Therapy Press Release	Page 4
November 2, 2017

Other Financial Measures

For the third quarter of 2017 the Company's Adjusted EBITDA increased by 4.5% to $13.7 million from $13.1 million in the 2016 period. For the first nine months of 2017, the Company's Adjusted EBITDA grew by 5.0% to $43.0 million from $40.9 million in the 2016 period. See definition and explanation of Adjusted EBITDA in the schedule on pages 11 and 12.

Management’s Comments

Chris Reading, Chief Executive Officer, said, “We delivered strong revenue growth this quarter despite the effect from the hurricanes. Our workforce performance solutions business has been on a great trajectory adding clients as well as producing an excellent bottom line. We continue to work to make meaningful progress with respect to margin improvement and cost control at our clinic-level operations. Given our significant growth in the number and size of our partnerships over the past few years we have concluded that we need to further add to our operations team in both key leadership and resources. That process is underway and we expect that as we complete this realignment we will be able to more effectively assist our partners with their revenue-to-expense balance, which has been our most significant challenge this year.”

Larry McAfee, Chief Financial Officer, noted, “Net cash flow from operations was excellent during the quarter. Bank borrowings were reduced to $56,000,000 at September 30th as compared to $69,000,000 at June 30th.”

U.S. Physical Therapy Declares Quarterly Dividend

The fourth quarterly dividend of 2017 for $0.20 per share will be paid on December 8, 2017 to shareholders of record as of November 17, 2017.

Management Updates 2017 Earnings Guidance

Management previously disclosed that because of hurricanes Harvey and Irma the Company lost approximately 8,500 patient visits, which was estimated to have a financial impact to earnings of $.03 per share. Primarily as the result of the impact from those storms we currently expect the Company’s operating results for the year 2017 to be in the range of $25.4 million to $26.5 million and $2.02 to $2.10 in diluted earnings per share as compared to $24.3 million and $1.94, respectively, in the year 2016. This earnings range is based on an assumed annual corporate tax rate of approximately 37%. Please note that management’s guidance range represents projected earnings from existing operations excluding potential future acquisitions. The annual guidance figures will not be updated unless there is a material development that causes management to believe that earnings will be significantly outside the given range.

Third Quarter 2017 Conference Call

U.S. Physical Therapy's Management will host a conference call at 10:30 a.m. Eastern Time, 9:30 a.m. Central Time, on Thursday, November 2, 2017 to discuss the Company's Quarter and Nine Months Ended September 30, 2017 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and entering reservation number 1576147 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed until February 2, 2018.

U.S. Physical Therapy Press Release	Page 5
November 2, 2017

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

•
cost, risks and uncertainties associated with the Company’s recent restatement of its prior financial statements due to the correction of its accounting methodology for redeemable non-controlling partnership interests, and including any pending and future claims or proceedings relating to such matters;

•	changes as the result of government enacted national healthcare reform;
•	changes in Medicare rules and guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
•	revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;
•	business and regulatory conditions including federal and state regulations;
•	governmental and other third party payor inspections, reviews, investigations and audits;
•	compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
•	legal actions; which could subject us to increased operating costs and uninsured liabilities;
•	changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
•	revenue and earnings expectations;
•	general economic conditions;
•	availability and cost of qualified physical therapists;
•	personnel productivity and retaining key personnel;
•
competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;

•	acquisitions, purchase of non-controlling interests (minority interests) and the successful integration of the operations of the acquired businesses;
•	maintaining adequate internal controls;
•	maintaining necessary insurance coverage;
•
our ability to design and maintain effective internal control over financial reporting and remediate the material weakness in internal control over financial reporting related to our accounting for redeemable non-controlling partnership interests;

•	availability, terms, and use of capital; and
•	weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer applicable.

U.S. Physical Therapy Press Release	Page 6
November 2, 2017

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 569 outpatient physical therapy clinics in 41 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 30 physical therapy facilities for unaffiliated third parties, including hospitals and physician groups. The Company also provides onsite services for clients’ employees including injury prevention, rehabilitation, ergonomic assessments and performance optimization.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U.S. Physical Therapy Press Release	Page 7
November 2, 2017

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
		(as restated)		(as restated)
Net patient revenues	$96,273	$86,411	$287,584	$259,893
Other revenues	6,759	1,933	17,264	5,789
Net revenues	103,032	88,344	304,848	265,682
Operating costs:
Salaries and related costs	60,306	49,868	174,912	146,509
Rent, supplies, contract labor and other	20,600	17,885	60,720	52,938
Provision for doubtful accounts	930	917	2,716	2,962
Closure costs	4	9	27	54
Total operating costs	81,840	68,679	238,375	202,463

Gross margin	21,192	19,665	66,473	63,219

Corporate office costs	8,304	7,610	25,707	24,640
Operating income	12,888	12,055	40,766	38,579

Interest and other income, net	11	21	58	62
Interest expense:
Mandatorily redeemable non-controlling interests - change in redemption value	(1,247)	(1,934)	(7,839)	(6,056)
Mandatorily redeemable non-controlling interests - earnings allocable	(1,285)	(929)	(4,366)	(3,146)
Debt and other	(641)	(326)	(1,572)	(954)
Total interest expense	(3,173)	(3,189)	(13,777)	(10,156)

Income before taxes	9,726	8,887	27,047	28,485

Provision for income taxes	3,132	2,753	8,029	8,727

Net income	6,594	6,134	19,018	19,758

Less: net income attributable to non-controlling interests	(1,444)	(1,330)	(4,111)	(4,454)

Net income attributable to USPH shareholders	$5,150	$4,804	$14,907	$15,304

Basic and diluted earnings per share attributable to USPH shareholders	0.41	$0.38	$1.19	$1.22

Shares used in computation - basic	12,581	12,520	12,563	12,494

Shares used in computation - diluted	12,581	12,520	12,563	12,494

Dividends declared per common share	$0.20	$0.17	$0.60	$0.51

U.S. Physical Therapy Press Release	Page 8
November 2, 2017

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)
(unaudited)
	September 30, 2017	December 31, 2016
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$17,418	$20,047
Patient accounts receivable, less allowance for doubtful accounts of $2,088 and $1,792, respectively	43,561	38,840
Accounts receivable - other	6,992	2,649
Other current assets	5,444	4,428
Total current assets	73,415	65,964
Fixed assets:
Furniture and equipment	51,822	48,426
Leasehold improvements	28,449	26,765
Fixed assets, gross	80,271	75,191
Less accumulated depreciation and amortization	59,517	56,018
Fixed assets, net	20,754	19,173
Goodwill	268,050	226,806
Other identifiable intangible assets, net	47,568	38,060
Other assets	1,200	1,228
Total assets	$410,987	$351,231

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS, USPH SHAREHOLDERS' EQUITY AND NON-CONTROLLING INTERESTS
Current liabilities:
Accounts payable - trade	$1,754	$1,634
Accrued expenses	31,492	21,756
Current portion of notes payable	2,745	1,227
Total current liabilities	35,991	24,617
Notes payable, net of current portion	3,952	4,596
Revolving line of credit	56,000	46,000
Mandatorily redeemable non-controlling interests	84,311	69,190
Deferred taxes	16,027	15,736
Deferred rent	1,875	1,575
Other long-term liabilities	815	829
Total liabilities	198,971	162,543

Redeemable non-controlling interests	12,079	-

Commitments and contingencies

U.S. Physical Therapy, Inc. ("USPH") shareholders' equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized, 14,795,899 and 14,732,699 shares issued, respectively	147	147
Additional paid-in capital	72,262	68,687
Retained earnings	157,702	150,342
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total USPH shareholders' equity	198,483	187,548
Non-controlling interests	1,454	1,140
Total USPH shareholders' equity and non-controlling interests	199,937	188,688
Total liabilities, redeemable non-controlling interests, USPH shareholders' equity and non-controlling interests	$410,987	$351,231

U.S. Physical Therapy Press Release	Page 9
November 2, 2017

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Nine Months Ended
	September 30, 2017	September 30, 2016
OPERATING ACTIVITIES		(as restated)
Net income including non-controlling interests	$19,018	$19,758
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization	7,269	6,210
Provision for doubtful accounts	2,716	2,962
Loss on sale of fixed assets	83	31
Equity-based awards compensation expense	3,410	3,748
Deferred income tax	291	3,238
Changes in operating assets and liabilities:
Increase in patient accounts receivable	(1,914)	(2,548)
(Increase) decrease in accounts receivable - other	(4,736)	116
Increase in other assets	(787)	(4,979)
Increase in accounts payable and accrued expenses	8,126	3,582
Increase in mandatorily redeemable non-controlling interests	7,069	5,372
Increase in other liabilities	286	1,506
Net cash provided by operating activities	40,831	38,996

INVESTING ACTIVITIES
Purchase of fixed assets	(5,576)	(5,620)
Purchase of businesses, net of cash acquired	(33,740)	(12,958)
Acquisitions of non-controlling interests	-	(664)
Proceeds on sale of fixed assets, net	67	42
Net cash used in investing activities	(39,249)	(19,200)

FINANCING ACTIVITIES
Distributions to non-controlling interests	(3,698)	(4,441)
Cash dividends paid to shareholders	(7,547)	(6,382)
Proceeds from revolving line of credit	63,000	128,000
Payments on revolving line of credit	(53,000)	(136,000)
Payments to settle mandatorily redeemable non-controlling interests	(2,230)	(1,136)
Principal payments on notes payable	(776)	(592)
Other	40	1
Net cash used in financing activities	(4,211)	(20,550)

Net increase in cash and cash equivalents	(2,629)	(754)
Cash and cash equivalents - beginning of period	20,047	15,778
Cash and cash equivalents - end of period	$17,418	$15,024

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$8,059	$10,051
Interest	$1,616	$770
Non-cash investing and financing transactions during the period:
Purchase of business - seller financing portion	$1,650	$500
Acquisition of non-controlling interest - seller financing portion	$-	$388
Payment to settle redeemable non-controlling interest - financing portion	$-	$126
Sale of non-controlling interests	$-	$(148)

U.S. Physical Therapy Press Release	Page 10
November 2, 2017

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

OPERATING RESULTS AND ADJUSTED EBITDA
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

The following tables reconcile net income attributable to USPH shareholders calculated in accordance with GAAP to operating results and Adjusted EBITDA. Management believes providing operating results and Adjusted EBITDA to investors is useful information for comparing the Company's period-to-period results.

Operating results is defined as USPH’s net income attributable to common shareholders prior to interest expense – mandatorily redeemable non-controlling interests – change in redemption value and costs related to the restatement of financial statements, both net of tax. Management uses operating results, which eliminates this current non-cash item that can be subject to volatility and unusual costs, as one of the principal measures to evaluate and monitor financial performance period over period. Management believes that operating results is useful information for investors to use in comparing the Company's period-to-period results as well as for comparing with other similar businesses since most do not have mandatorily redeemable instruments and therefore have different liability and equity structures.

Adjusted EBITDA is defined as earnings before interest income, interest expense – mandatorily redeemable non-controlling interests – change in redemption value, interest expense – debt and other, taxes, depreciation, amortization and equity-based awards compensation expense. Management believes reporting Adjusted EBITDA is useful information for investors in comparing the Company’s period-to-period results as well as comparing with similar businesses which report adjusted EBITDA as defined by their company.

Operating results and Adjusted EBITDA are not measures of financial performance under GAAP. Adjusted EBITDA and Adjusted Net Income should not be considered in isolation or as an alternative to, or substitute for, net income attributable to USPH shareholders presented in the consolidated financial statements.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
		(as restated)		(as restated)
Net income attributable to USPH shareholders	$5,150	$4,804	$14,907	$15,304

Adjustments:
Interest expense MRNCI * - change in redemption value	1,247	1,934	7,839	6,056
Costs related to restatement of financials - legal and accounting	158	-	470	-
Tax effect at statutory rate (federal and state) of 39.25%	(551)	(759)	(3,261)	(2,377)
Operating results	$6,004	$5,979	$19,955	$18,983

Basic and diluted net income attributable to USPH shareholders per share	$0.41	$0.38	$1.19	$1.22

Basic and diluted operating results per share	$0.48	$0.48	$1.59	$1.52

Shares used in computation:
Basic and diluted	12,581	12,520	12,563	12,494

* Mandatorily redeemable non-controlling interests

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
		(as restated)		(as restated)
Net income attributable to USPH shareholders	$5,150	$4,804	$14,907	$15,304

Adjustments:
Depreciation and amortization	2,480	2,052	7,269	6,210
Interest income	(11)	(21)	(58)	(62)
Interest expense MRNCI * - change in redemption value	1,247	1,934	7,839	6,056
Interest expense - debt and other	641	326	1,572	954
Provision for income taxes	3,132	2,753	8,029	8,727
Equity-based awards compensation expense	1,065	1,264	3,410	3,748

Adjusted EBITDA	$13,704	$13,112	$42,968	$40,937

* Mandatorily redeemable non-controlling interests

U.S. Physical Therapy Press Release	Page 11
November 2, 2017

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
RECAP OF CLINIC COUNT

March 31, 2016	512
June 30, 2016	516
September 30, 2016	524
December 31, 2016	540

March 31, 2017	558
June 30, 2017	566
September 30, 2017	569